UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

October 7, 2010

California Gold Corp.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-134549	83-483725
(Commission File Number)	(IRS Employer Identification No.)

c/o Gottbetter & Partners, LLP, 488 Madison Avenue, new York, NY 10022-5718
(Address of Principal Executive Offices) (Zip Code)

(212) 400-6900
(Registrant's Telephone Number, Including Area Code)

6830 Elm Street McLean, VA 22101
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 7, 2010, we signed a letter of intent (“LOI”) with Mexivada Mining Corp. (“Mexivada”) to acquire an 80% interest in Mexivada’s La Viuda and La Viuda-1 concessions comprising its AuroTellurio tellurium-gold-silver property (the “Property”) in Moctezuma, Sonora, Mexico.

Under the terms of the LOI, we will acquire an 80% legal and beneficial ownership interest in the Property by incurring $3,000,000 in cumulative exploration expenditures on the Property over a four year period at an investment rate of $750,000 per year.

In addition, we will make cash payments of $20,000 to Mexivada by October 28, 2010, $10,000 upon the closing (the “Closing”) of the acquisition, $40,000 upon the first anniversary of the Closing, $50,000 upon the second anniversary of the Closing, $70,000 upon the third anniversary of the Closing and $100,000 upon the fourth anniversary of the Closing, for a total of $290,000.  $15,000 of the initial payment will be refundable if we decide not to proceed with the acquisition following our due diligence on the Property and, in that case, no other payments will be due to Mexivada.  We will also issue to Mexivada 250,000 shares of our restricted common stock upon the Closing, 250,000 shares upon the first anniversary of the Closing, 300,000 shares upon the second anniversary of the Closing, 350,000 shares upon the third anniversary of the Closing and 500,000 upon the fourth anniversary of the Closing, for a total of 1,650,000 shares.

We will earn a 20% vested interest in the Property by the first anniversary of the Closing by fulfilling all of the required terms of the LOI to that date, and will earn an additional 20% interest in each of the following three years, for an aggregate interest of 80%, by meeting all of our commitments to Mexivada during those three years.

The transaction envisioned in the LOI is subject to legal and financial due diligence by us, which we expect to complete by November 21, 2010. Assuming we determine to proceed with the acquisition following our due diligence on the Property, we and Mexivada will use our best efforts to negotiate a definitive purchase agreement and joint venture agreement to be executed on or prior to the Closing date.  The LOI contains, and the formal agreements will contain, customary exclusivity provisions and other stipulations, including, but not limited to, the requirement, as a condition to closing, that we raise sufficient capital to meet our first year investment commitments in the project.

All legal and beneficial interests in the Property vesting in us through our performance under the LOI and the definitive agreements shall be irrevocable, regardless of whether the agreements are subsequently terminated.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d)   Exhibits

99.1  Press release dated October 12, 2010.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Gold Corp.

Date: October 12, 2010

By:	/s/ James D. Davidson
Name James D. Davidson
Title: Chief Executive Officer